Exhibit 10.2

LEASE AGREEMENT

ES 432-434 INDUSTRIAL, LLC

Landlord

AND

F.H. INVESTMENTS, INC. d/b/a ASTERIA HEALTH

Tenant

AT

432 Industrial Lane

Birmingham, AL 35211

i

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made by and between ES 432-434 INDUSTRIAL, LLC, a Delaware limited liability company (“Landlord”), and F.H. INVESTMENTS, INC., an Alabama corporation, d/b/a ASTERIA HEALTH (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant (the “Effective Date”).

1. Basic Lease Terms and Definitions.

(a)
Premises: The leased premises is only Building 432, consisting of approximately 19,076 rentable square feet as shown on Exhibit “A”.
(b)
Building: Collectively, Building 432, consisting of approximately 19,076 rentable square feet, and Building 434, consisting of approximately 28,924 rentable square feet, for a total of approximately 48,000 rentable square feet.

Address: 432 Industrial Lane, Birmingham, AL 35211

(c)
Term: Sixty (60) months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term). In the event that Tenant validly exercises the Renewal Option pursuant to Section 31 of this Lease, then all references herein to the “Term” shall be deemed to include the Renewal Term.
(d)
Commencement Date: December 1, 2024.
(e)
Expiration Date: 11:59 p.m. on the last day of the Term.
(f)
Minimum Annual Rent: Payable in monthly installments as follows:

Period	Annual	Monthly

December 1, 2024 – November 30, 2025	$157,377.00	$13,114.75
December 1, 2025 – November 30, 2026	$163,672.08	$13,639.34
December 1, 2026 – November 30, 2027	$170,218.92	$14,184.91
December 1, 2027 – November 30, 2028	$177,027.72	$14,752.31
December 1, 2028 – November 30, 2029	$184,108.80	$15,342.40

(g)
Annual Operating Expenses: $39,105.84, payable in monthly installments of

$3,258.82, subject to adjustment as provided in this Lease.

(h)
Tenant’s Share: 39.74% (also see Additional Definitions).
(i)
Use: For use as a Section 503B outsourcing facility, subject to Tenant, at Tenant’s sole cost and expense, obtaining any Permits required for Tenant’s use and occupancy of the Premises and to Tenant determining the suitability of the Premises for Tenant’s intended use thereof.

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(j)
Security Deposit: $35,334.08
(k)
Guarantor: None.
(l)
Addresses For Notices:

Landlord:	Tenant:

c/o EQT Exeter	Before the Commencement Date:
Five Radnor Corporate Center
100 Matsonford Road, Suite 250	c/o BioTE Medical, LLC
Radnor, PA 19087	1875 W. Walnut Hill Lane, Suite 100
Attn: Chief Financial Officer	Irving, TX 75038
Attn: Chief Financial Officer

After the Commencement Date:

At the Premises.

(m)
Additional Definitions: See Rider for the definitions of other capitalized terms.
(n)
Contents: The following are attached to and made a part of this Lease:

Rider – Additional Definitions	Exhibits:	“A” – Plan Showing Premises
“B” – Building Rules
“C” – Move-Out Requirements

2. Premises.

(a)
Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Premises, Building and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant stipulate and agree to the rentable square footage set forth in Section 1 above without regard to actual measurement. Notwithstanding the foregoing, upon the Commencement Date, Landlord, at Landlord’s sole cost and expense, shall deliver the roof and all mechanical, electrical, heating and cooling and plumbing systems servicing the Premises in good working order, provided, however, that Landlord’s obligations under this Section 2(a) shall exclude damages or defects to such items caused by Tenant or Tenant’s Agents.
(b)
Landlord shall provide Tenant with (i) an allowance in an amount up to $190,760.00 (the “General Tenant Improvement Allowance”) towards the hard and soft costs of improvements to be constructed in the Premises by Tenant (collectively, the “General Tenant Improvements”) and (ii) an allowance in an amount up to $286,000.00 (the “Sprinkler

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Improvement Allowance”) towards the hard and soft costs of the installation of a wet pipe sprinkler system and a sprinkler system vault (collectively, the “Sprinkler Improvements”). The General Tenant Improvement Allowance and the Sprinkler Tenant Improvement Allowance are collectively referred to herein as the “Tenant Improvement Allowance”. The General Tenant Improvements and the Sprinkler Tenant Improvements are collectively referred to herein as the “Tenant Improvements”. Tenant acknowledges and agrees that, except as otherwise set forth herein, Landlord has no obligation whatsoever to make any improvements to the Premises, Building or Common Areas, it being the understanding of the parties that Tenant accepts the Premises, Building and Common Areas in their current “AS IS” condition and that Tenant shall be solely obligated, at Tenant's sole cost and expense (subject to the application of the Tenant Improvement Allowance), to make any improvements necessary for Tenant's business operations in the Premises and to obtain any and all Permits required for Tenant's construction of the Tenant Improvements and Tenant's occupancy of the Premises. The Tenant Improvements shall be constructed by Tenant and Tenant's Agents in a good and workmanlike manner, using new or like- new materials, and in accordance with all applicable Laws and in accordance with the terms and conditions of this Lease, including but not limited to Section 12 and Section 13 (the “Lease Requirements”). Without limiting any of the Lease Requirements, the Tenant Improvements shall conform with a space plan, specifications and construction drawings reasonably approved in writing in advance by Landlord. All of Tenant's contractors and subcontractors working in connection with the Tenant Improvements shall carry insurance reasonably required by Landlord, naming Landlord as an additional insured.
(c)
Subject to the terms of subsection (b) above, Landlord shall disburse the General Tenant Improvement Allowance to Tenant in a single lump sum installment within thirty (30) days after Landlord's receipt of written request therefor after the General Tenant Improvements have been completed, together with the following: (1) the appropriate AIA application for payment signed by Tenant's general contractor and architect and notarized, (2) copies of all required current Permits for the General Tenant Improvements not previously provided to Landlord, (3) paid invoices, and (4) lien waivers from contractors, subcontractors and vendors for completed work. Tenant shall pay all costs of the General Tenant Improvements in excess of the General Tenant Improvement Allowance. Any portion of the General Tenant Improvement Allowance not used within one (1) year after the Commencement Date shall be deemed forfeited.
(d)
Subject to the terms of subsection (b) above, Landlord shall disburse the Sprinkler Improvement Allowance to Tenant in a single lump sum installment within thirty (30) days after Landlord's receipt of written request therefor after the Sprinkler Improvements have been completed, together with the following: (1) the appropriate AIA application for payment signed by Tenant's general contractor and architect and notarized, (2) copies of all required current Permits for the Sprinkler Improvements not previously provided to Landlord, (3) paid invoices, and (4) lien waivers from contractors, subcontractors and vendors for completed work. Tenant shall pay all costs of the Sprinkler Improvements in excess of the Sprinkler Improvement Allowance. Any portion of the Sprinkler Improvement Allowance not used within one (1) year after the Commencement Date shall be deemed forfeited.

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(e)
From and after the date that is one (1) business day following the Effective Date, Tenant shall have access to the Premises in order to commence installing its furniture, fixtures and equipment, and construct the Tenant Improvements (subject to this Section 2); provided however, all provisions of this Lease shall then be in full force and effect, specifically including, but not limited to, Sections 7, 8 and 10 (excluding, however, Tenant's obligation to pay Rent, which shall commence on the Commencement Date).

3. Use. Tenant shall occupy and use the Premises only for the Use specified in Section 1 above. Tenant acknowledges that the specification of a “Use” means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use complies with Laws and/or requires special governmental permits. Notwithstanding anything to the contrary in this Lease, in no event shall any portion of the Premises be used for any marijuana or marijuana related business (including, but not limited to, the cultivation, manufacture, processing, storage or sale of cannabis or cannabis-related products). Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.

4. Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to circumstances outside of Landlord’s reasonable control.

5. Rent; Taxes. Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first (1st) day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise; provided that Monthly Rent for the first (1st) full month shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to five percent (5%) of any Rent not paid within five (5) days after the date due. In addition, any Rent, including such charge, not paid within five (5) days after the due date will bear interest at the Interest Rate from the date due to the date paid. Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property and trade fixtures. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

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6. Operating Expenses. The amount of the Annual Operating Expenses set forth in Section 1 above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. Each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses (“Statement”) for the preceding calendar year or part thereof. Within thirty (30) days after delivery of the Statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, if applicable, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within thirty (30) days after receiving the Statement that Tenant disagrees with such Statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest such Statement. If Tenant disagrees with the Statement and specifies the items and amounts in dispute, Tenant shall, pending the resolution of such dispute, nonetheless pay all of Tenant’s Annual Operating Expenses in accordance with such Statement. Upon the resolution of such dispute, the amount due Tenant (if any) shall be credited against future payments of Rent, or, if the Term has expired, Landlord shall pay to Tenant the amount of any overpayment. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied.

7. Utilities.

(a)
Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Except for any utilities that are not separately metered (for which Landlord shall invoice Tenant for the cost or include the cost in Operating Expenses), Tenant shall obtain utility service in its own name and timely pay all charges directly to the provider. In the event that any meter serving the Premises is not functioning properly or during the period that such meter is being repaired, Tenant shall be responsible for its pro rata share of utility usage based upon Landlord’s reasonable estimate. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant’s consumption of any utility or other service included in Operating Expenses is excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption, as reasonably determined by Landlord.

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(b)
From time to time, at Landlord’s option, Landlord may estimate the monthly cost for all utilities that are not being directly metered and billed to Tenant and bill Tenant the estimated amount therefor. All such estimated amounts shall be paid together with Monthly Rent. Landlord shall deliver to Tenant at least annually (or more frequently at Landlord’s election) a statement indicating the actual amount of Tenant’s share of such utilities based upon the actual utility invoiced (as may be applicable). If any reconciliation of utilities reveals that any additional payments are due, Tenant shall pay such deficiency to Landlord within fifteen (15) days after invoice therefor. If the reconciliation reveals that Tenant has overpaid utilities for such period, Landlord shall credit such overpayment against Rent hereunder, or if the Term has expired, pay such amount to Tenant. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease.

8. Insurance; Waivers; Indemnification.

(a)
Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.
(b)
Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $2,000,000 per occurrence limit with a $5,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder. The policy shall name Landlord and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least thirty (30) days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least thirty (30) days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.
(c)
Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release is effective regardless of whether the releasing party actually

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maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.
(d)
Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liabilities and expenses (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

9. Maintenance and Repairs.

(a)
Landlord shall Maintain the: (i) Building footings, foundations, structural steel columns and girders at Landlord’s sole expense; (ii) Building roof and exterior walls; (iii) Building Systems; and (iv) Common Areas. Costs incurred by Landlord under the foregoing subsections (ii), (iii) and (iv) will be included in Operating Expenses, provided that to the extent any heating, ventilation and air conditioning system or other Building System exclusively serves the Premises, Landlord may elect either to Maintain the same at Tenant’s sole expense and bill Tenant directly or by notice to Tenant require Tenant to Maintain the same at Tenant’s expense. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition.
(b)
Except as provided in subsection (a) above, Tenant at its sole expense shall Maintain the Premises, including, but not limited to, all lighting, plumbing fixtures, walls, partitions, dock doors, loading areas, floors, doors, windows, fixtures and equipment in the Premises. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10. Compliance.

(a)
Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises or Tenant’s use or occupancy and obtain all Permits necessary for Tenant’s use, occupancy and/or business conducted at the Premises. Neither Tenant nor its Agents

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shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises.
(b)
Tenant will comply, and will cause its Agents to comply, with the Building Rules.
(c)
Tenant agrees not to do anything or fail to do anything (other than general laboratory, warehouse and office use) which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within thirty (30) days after being billed.
(d)
Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s sole cost (which cost shall include the Administrative Fee). Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

11. Signs. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs. Notwithstanding the foregoing, Tenant shall have the non-exclusive right, at Tenant's sole cost and expense, to install and maintain signage with Tenant's name on the exterior of the Building (the “Exterior Sign”), subject to the following terms and conditions: (i) the size, location and illumination of the Exterior Sign shall be subject to Landlord's prior written consent, which consent

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shall not be unreasonably withheld, conditioned or delayed; (ii) prior to the installation of the Exterior Sign, Tenant shall deliver to Landlord complete engineering plans for the installation of such Exterior Sign for Landlord's review and approval; (iii) prior to the installation of the Exterior Sign, Tenant shall obtain all required Permits therefor and shall submit copies of the same to Landlord; (iv) Tenant shall repair all damage to the Building caused by the installation of the Exterior Sign; (v) Tenant shall Maintain the Exterior Sign in good condition and in accordance with all applicable Laws throughout the Term; (vi) if the Exterior Sign is illuminated, Tenant shall be solely responsible for all utility costs (including installation and consumption costs) for the Exterior Sign; and (vii) upon the expiration or earlier termination of this Lease, Tenant shall remove the Exterior Sign and shall repair all damage occasioned thereby and restore the Building to the condition that existed prior to the installation of the Exterior Sign, which obligation shall survive the expiration or earlier termination of this Lease. In the event that the Exterior Sign is not so removed or any damage caused by the removal is not so repaired and the Building is not restored to the condition that existed prior to the installation of the Exterior Sign, Landlord may remove and dispose of the Exterior Sign, and/or repair such damage, as Landlord determines in its sole discretion, the cost of such removal, disposal and repair to be charged to Tenant together with the Administrative Fee.

12. Alterations. Except for non-structural Alterations that (i) do not exceed $5,000 in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, roof, ceiling or walls, and (v) do not require work on the roof or within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. With respect to any Alterations that do not require Landlord’s consent, Tenant shall nonetheless provide written notice thereof to Landlord, describing in reasonable detail the nature of the Alteration. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (v) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the

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Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

13. Mechanics’ Liens. Tenant shall pay promptly for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within fifteen (15) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14. Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency or during the existence of an Event of Default, in which case notice shall not be required) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last twelve (12) months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry. Tenant shall have the right to make a representative or employee of Tenant (“Authorized Representative”) available to accompany Landlord at any time Landlord enters the Premises and Landlord shall use commercially reasonable efforts to enter the Premises when and to the extent Tenant has made such Authorized Representative reasonably available. Notwithstanding anything to the contrary set forth herein, without being accompanied by an Authorized Representative (which Tenant shall use commercially reasonable efforts to make available following Landlord’s request), Landlord shall have no right of entry or other access rights with respect to the secured area within the Premises where controlled substances are stored (the “Restricted Area”), provided that Tenant provides Landlord with prior written notice identifying the specific location of any such Restricted Area, and provided further that Tenant shall not be permitted to designate more than 1,000 rentable square feet at the Premises, in the aggregate, as a Restricted Area without Landlord’s prior written consent (not to be unreasonably withheld).

15. Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant or Tenant’s Agents) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord’s notice. If a casualty occurs during the last twelve (12) months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty.

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Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty, except if caused by Tenant or Tenant’s Agents and not covered by Landlord’s insurance proceeds.

16. Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion that such rentable square foot area that is untenantable bears to the rentable square footage of the Premises, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, if any, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18. Assignment and Subletting.

(a)
Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business, business reputation or creditworthiness of the proposed transferee is unacceptable to Landlord, (iii) Landlord or an affiliate has comparable space available for lease by the proposed transferee, or (iv) there is an Event of Default or any act or omission has occurred which would constitute an Event of Default with the giving of notice and/or the passage of time. Consent to one Transfer shall not be deemed to be consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

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(b)
Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least fifteen (15) days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or sublease reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.
(c)
The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.
(d)
If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

19. Subordination; Mortgagee’s Rights.

(a)
Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as there is no Event of Default under this Lease. This clause shall be self-operative, but within ten (10) days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

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(b)
No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.
(c)
The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20. Tenant’s Certificate; Financial Information. Within ten (10) days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in a form reasonably requested by Landlord, modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, any prospective Mortgagee and/or any prospective purchaser any reasonably requested financial information.

21. Surrender.

(a)
On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Without limitation of the foregoing provisions, with respect to any of Tenant’s equipment that is bolted to the floor, prior to the expiration or termination of this Lease, Tenant shall drive down the heads of such bolts to a depth of not less than ¾”, fill such holes with an epoxy coating sufficient to ensure that the floor slab maintains the PSI carrying capacity existing as of the Effective Date (as approved by Landlord), repair any damage caused thereby and return the floor slab to Landlord in a smooth condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.
(b)
If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at sufferance. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be double the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or

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otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

22. Defaults - Remedies.

(a)
It shall be an Event of Default:
(i)
If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(c) below, Tenant fails to cure such default on or before the date that is five (5) days after Landlord gives Tenant notice of default;
(ii)
If Tenant enters into or permits any Transfer in violation of Section 18 above;
(iii)
If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(c) below, Tenant fails to cure the default on or before the date that is ten (10) days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within ten (10) days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed thirty (30) days following Landlord’s notice) to cure the default if Tenant begins to cure the default within ten (10) days following Landlord’s notice and continues diligently in good faith to completely cure the default; or
(iv)
If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.
(b)
If an Event of Default occurs, Landlord shall have the following rights and remedies:
(i)
Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with the Administrative Fee) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;
(ii)
To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations

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and repairs in order to re-let the Premises and re-let all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such re-letting. In the event of re-letting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;
(iii)
To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable; and
(iv)
To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.
(c)
Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive twelve (12) month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Section 22(b) if Tenant fails to comply with the provisions of Sections 13, 20 or 27 or in an emergency.
(d)
No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.
(e)
If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.
(f)
Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

23. Tenant’s Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, (b) the

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person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant and (c) any financial statements provided by Tenant to Landlord are true, correct and complete and fairly represent the financial condition of Tenant as of the Effective Date and as of the date of such statements.

24. Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord written notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s written notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of any claim by Tenant against Landlord.

25. Miscellaneous.

(a)
The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.
(b)
This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.
(c)
Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

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(d)
If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.
(e)
This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.
(f)
Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

26. Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27. Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within five (5) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

28. Broker. Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Tenant’s Broker and Landlord’s Broker, and that insofar as Tenant knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein. Tenant agrees to indemnify, defend and hold Landlord and its affiliates, partners, members, employees, agents, their partners, members, shareholders, directors, officers, and trustees, harmless from and against any claims made by any broker, agent or other intermediary other than Tenant’s Broker, with respect to a claim for any broker’s commission or fee or similar compensation brought by any person in connection with this Lease, provided that Landlord has not in fact retained such broker, agent or other intermediary. Landlord agrees to pay

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all commissions payable to Tenant’s Broker pursuant to a separate, written agreement between Landlord and Tenant’s Broker. Landlord agrees to pay all commissions payable to Landlord’s Broker pursuant to a separate, written agreement between Landlord and Landlord’s Broker.

29. OFAC. Tenant represents and warrants that neither Tenant nor any of its officers or directors is, and that, to the actual knowledge of the signatory to this Lease, none of Tenant’s Agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental regulation, and that it will not transfer the Lease to, or knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Tenant represents and warrants that it is currently in compliance with, and shall at all times during the term of the Lease remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto.

30. Sustainability and Energy Efficiency.

(a)
Landlord and Tenant hereby acknowledge and agree that Landlord may pursue certain sustainability and energy efficiency policies and procedures designed to facilitate the efficient and sustainable operation of the Property and to reduce Operating Expenses for the mutual benefit of Landlord and Tenant. Accordingly, Tenant agrees to (a) reasonably cooperate with Landlord (at no material cost to Tenant) and (b) implement such sustainability and energy efficiency policies and procedures in compliance with the terms of the Lease. Landlord has established a point of contact to discuss and review matters relating to sustainability and energy efficiency including, but not limited to, retrofit projects, energy efficiency upgrades and data collection and access. Should Tenant have any questions or concerns regarding Landlord’s sustainability and energy efficiency efforts, Tenant or Tenant’s representatives may contact Matt Praske, Head of Sustainability via email at: matt.praske@eqtexeter.com.
(b)
In furtherance of Landlord’s sustainability and energy efficiency efforts, Landlord shall provide Tenant with the Building’s ENERGY STAR score at least once annually during the Term or, in the alternative, provide Tenant with a written explanation as to reasons preventing the availability of an ENERGY STAR score for the Building. Upon Landlord’s request, Tenant shall provide monthly electricity, water, waste and, if applicable, gas consumption data (to the extent reasonably available) to Landlord in a format deemed reasonably acceptable by Landlord and consistent with industry standards.
(c)
Notwithstanding anything to the contrary set forth herein, Landlord and/or its Agents, shall have the right to install, own and maintain energy generation equipment on the Property, including, without limitation, for purposes of one or more community solar projects and/or on-site amenity solar programs, so long as any such installation and maintenance does not materially interfere with Tenant’s use, occupancy or quiet enjoyment of the Premises in accordance with the terms of the Lease.

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(d)
To the extent applicable and available during the Term, Tenant shall be required to utilize energy from on-site renewable energy sources provided by Landlord (an “Amenity Solar Program”); provided, however, that the cost of any such energy provided pursuant to an Amenity Solar Program shall be equal to or less than the cost of energy otherwise available for purchase from local utility providers. If Landlord implements an Amenity Solar Program at the Building, then Landlord and Tenant shall execute an amendment to the Lease that sets forth the details of such Amenity Solar Program, including, without limitation, the allocation of energy costs between Landlord and Tenant.

31. Renewal Option. Tenant shall have the option to extend the Term of the Lease for all of the then leased Premises for one (1) additional period of five (5) years (“Renewal Option”), under and subject to the following terms and conditions:

(a)
The renewal term (“Renewal Term”) shall be for a five (5)-year period commencing on the day immediately following the expiration of the initial Term of the Lease and expiring on the day immediately preceding the fifth (5th) anniversary thereof. Tenant must exercise the Renewal Option, if at all, by written notice to Landlord delivered at least three hundred sixty-five (365) days prior to the expiration date of the initial Term of this Lease, time being of the essence.
(b)
As a condition to Tenant's exercise of the Renewal Option, at the time Tenant delivers its notice of election to exercise the Renewal Option to Landlord, there shall be no Event of Default, this Lease shall be in full force and effect, and Tenant shall not have assigned this Lease or sublet the Premises.
(c)
The Minimum Annual Rent for the first year of the Renewal Term shall be the then current fair market rent for renewals for comparable space in similar buildings within the Oxmoor submarket, but in no event less than the Minimum Annual Rent for the last year of the initial Term and the subsequent years of Minimum Annual Rent during the Renewal Term shall increase consistent with the then fair market annual escalations (“Fair Market Rental”). Landlord shall determine the Fair Market Rental using its good faith judgment and shall provide written notice of such Fair Market Rental with reasonable supporting documentation within fifteen (15) days after Tenant's exercise notice pursuant to this Section.
(d)
Except as set forth in this Section, (i) there shall be no further options to extend the Term of this Lease, and (ii) all terms and conditions of the Lease shall remain in full force and effect during the Renewal Term, without change.

[Remainder of page left intentionally blank.]

Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

ES 432-434 INDUSTRIAL, LLC, a Delaware limited liability company

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	By:	ES Holdings I, LLC, a Delaware limited liability company, its sole member

		By:	ES REIT I, LLC, a Delaware limited liability company, its sole member

Date signed:			By:	/s/ Thomas J. Meehan
			Name:	Thomas J. Meehan
2024-09-17			Title:	Vice President

Tenant:

F.H. INVESTMENTS, INC., an Alabama corporation, d/b/a ASTERIA HEALTH

Date signed:	By:	/s/ Robert Peterson
	Name:	Robert Peterson
9/11/2024	Title:	Treasurer

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RIDER

ADDITIONAL DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), as amended and supplemented from time to time.

“Administrative Fee” means fifteen percent (15%) of the costs incurred by Landlord in curing Tenant’s default or performing Tenant’s obligations hereunder.

“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant,

(ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.

“Agents” of a party mean such party’s employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises or Property, as the case may be.

“Amenity Solar Program” has the meaning set forth in Section 30 of this Lease. “Authorized Representative” has the meaning set forth in Section 14 of this Lease.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.

“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

“Event of Default” means a default described in Section 22(a) of this Lease. “Exterior Sign” has the meaning set forth in Section 11 of this Lease.

“Fair Market Rental” has the meaning set forth in Section 31 of this Lease.

“General Tenant Improvement Allowance” has the meaning set forth in Section 2 of this Lease. “General Tenant Improvements” has the meaning set forth in Section 2 of this Lease.

4862-8768-2259, v. 5

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“Interest Rate” means interest at the rate of one and one-half percent (1.50%) per month.

“Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

“Landlord’s Broker” means Graham & Co.

“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

“Lease Requirements” has the meaning set forth in Section 2 of this Lease.

“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“OFAC” has the meaning set forth in Section 29 of this Lease.

“Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard retail rates for any utilities serving the Common Areas and any utilities provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss,

(iii) Landlord’s cost to Maintain the Property, subject to the provisions of Section 9 of this Lease, and all costs and expenses of personnel and vendors or contractors required in connection therewith, inclusive of any property caretakers or administrators; (iv) the cost of trash collection,

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(v) snow removal, and grounds-keeping and landscaping of the Common Areas; (vi) the costs and charges of any easements and campus associations of which the Property is a part; (vii) to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest in the Property, (viii) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, and (ix) a management fee. The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, or (iv) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

“Permits” means any permits, certificates of occupancy, consents, environmental permits and approvals, authorization, variances, waivers, licenses, certificates or approvals required by any governmental or quasi-governmental authority.

“Permitted Activities” has the meaning set forth in Section 10(d) of this Lease.

“Property” means the Land, the Building, the Common Areas, and all appurtenances to them. “Renewal Option” has the meaning set forth in Section 31 of this Lease.

“Renewal Term” has the meaning set forth in Section 31 of this Lease.

“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

“Restricted Area” has the meaning set forth in Section 14 of this Lease.

“Sprinkler Improvement Allowance” has the meaning set forth in Section 2 of this Lease. “Sprinkler Improvements” has the meaning set forth in Section 2 of this Lease. “Statement” has the meaning set forth in Section 6 of this Lease.

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“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Tenant Improvement Allowance” has the meaning set forth in Section 2 of this Lease. “Tenant Improvements” has the meaning set forth in Section 2 of this Lease.

“Tenant’s Broker” means Romano Properties, LLC.

“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

“Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, (iii) any division of Tenant, or (iv) any transfer of a controlling interest in Tenant (including, without limitation, by division of any entity which directly or indirectly controls Tenant).

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EXHIBIT “A”

PLAN SHOWING PREMISES

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EXHIBIT “B” BUILDING RULES

1.
Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises.
2.
The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.
3.
Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency. No person shall go on the roof without Landlord’s prior written consent.
4.
Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord.
5.
Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises.
6.
Tenant shall not change any locks nor place additional locks upon any doors.
7.
Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.
8.
If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall reasonably direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.
9.
Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.
10.
The use of rooms as sleeping quarters is strictly prohibited at all times.

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11.
Tenant shall have the right, at Tenant’s sole risk and responsibility, to use the parking spaces immediately surrounding Building 432 as depicted in the shaded area on Exhibit “A” attached hereto. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including, without limitation, the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. All vehicles shall follow Landlord’s designated points of entrance and exit and turn-arounds and circulation routes for the Property.
12.
If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits.
13.
Tenant shall locate its dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order. Tenant shall screen, at Tenant’s sole cost and expense, the dumpster area if required by applicable Laws.
14.
Upon Landlord’s reasonable request, Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).
15.
Tenant shall comply with the Move-Out Requirements attached hereto as Exhibit “C”.
16.
Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.
17.
Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease and shall not materially and adversely affect Tenant’s use or occupancy of the Premises.

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EXHIBIT “C”

MOVE-OUT REQUIREMENTS

1.
Remove any permit decals, stickers or other signage/materials (excluding address numbers) that have been affixed to any glass doors or windows.
2.
All glass, whether interior or exterior should be free of breakage/cracks. Replace as necessary.
3.
All exterior and interior door hardware and locks must be in good repair and operating condition. Turn over all keys in concert with lease termination.
4.
Interior glass, mullions, sills and window covering (if applicable) should be clean. Damaged coverings should be repaired, or replaced as necessary.
5.
Tenant specific security alarm systems to be deactivated and removed, including all control panels, keypads, sensors, bells, wiring, etc. Patch any holes in walls, left by mounting. Discuss with Landlord prior to commencing any removal. Fire alarm systems to remain in place.
6.
All heating, ventilation, and air conditioning equipment must be in good working order including exhaust fans. Filters must be changed, and all thermostats must be in working order. Tenant to provide landlord with all maintenance records.
7.
All plumbing fixtures and equipment, including sinks, toilets, water heaters, drinking fountains, dock sump pumps, etc., to be operational and free from leaks and clogs. Fixtures should not be dented, cracked, or chipped.
8.
All building electric switchgear/panels to be in good condition, not dented or missing any covers. No breakers should be removed, leaving openings in panels. Where tenant specific conduit is removed, knock out fillers should be installed to close up panels/boxes. All switches, receptacles, disconnects, etc. to be good working order and condition.
9.
All lighting throughout including office, warehouse, exit signs, and emergency lighting to be in good repair and fully functional.
10.
All ceiling tiles and grid must be complete, intact and undamaged. All damaged, stained, or missing ceilings tiles must be replaced with new tile, matching as close as possible.
11.
Wall surfaces should be free from tenant-specific mounting brackets/hardware. Water or impact damage to walls should be repaired. Repairs should be neat and blend in with existing wall finishes. Holes in doors or trim should be similarly repaired.
12.
Vinyl and/or wood base or molding should be complete, intact and free from damage.
13.
Carpeting should be thoroughly vacuumed. If heavily soiled, carpeting may require shampooing or other soil extraction methods. If stains can be “spot treated” this may be acceptable.
14.
Vinyl and other floor tile should be cleaned.

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15.
Restrooms and lunch rooms should be thoroughly cleaned, including fixtures, mirrors, vanities, cabinetry (inside and out)
16.
All mechanical equipment, including dock doors, dock levelers, pedestrian doors, dock locks, dock lights, etc., should be in good working order. Overhead doors must be free from any cracked lumber, broken or dented panels. Door springs, rollers, tracks, motorized door operators, weather stripping and all other items pertaining to the overhead doors must be in good working condition. Interior surfaces should be reasonably clean and free from dirt and sediment and signage.
17.
Where tenant equipment/racking was fastened to floor, remaining bolts, mounting hardware, etc. must cut and ground smooth with floor. Where fasteners were removed, patch floor with concrete. For the avoidance of doubt, with respect to any of Tenant’s equipment that is bolted to the floor, Tenant shall drive down the heads of such bolts to a depth of not less than ¾”, fill such holes with an epoxy coating sufficient to ensure that the floor slab maintains the PSI carrying capacity existing as of the Effective Date (as approved by Landlord), repair any damage caused thereby and return the floor slab to Landlord in a smooth condition.
18.
Warehouse floor to be broom clean, with any spilled liquids, glues, etc. removed.
19.
Any shelving, partitions, or other structures within the warehouse must be in good condition, meeting all building and safety codes, or else be repaired or removed at the option of Landlord.
20.
Cobwebs should be removed from all office and warehouse areas.
21.
All fire extinguishers should be fully charged, have a current inspection tag, and properly mounted.
22.
All personal property and debris must be removed and disposed of, off site, at end of lease. All trailers, vehicles, dumpsters, etc. should also be off site.
23.
No fixture of any type should be removed from the premises without written permission from Landlord. This includes all fixtures, whether provided by the landlord or the tenant. A fixture is anything permanently attached to the building or premises.
24.
Landlord reserves the right to require any tenant installed exterior signage to be removed, and the building/grounds restored.
25.
Any “tenant specific” penetrations/portals/piping through the roof or exterior walls to be removed, and properly patched using like materials and workmanship. A “certified” contractor will be needed in the case of roofing.

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